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                                                                 EXHIBIT (23)(A)


                        CONSENT OF KPMG PEAT MARWICK LLP


BOARD OF DIRECTORS
FIRST UNION CORPORATION


     We consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-3 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report to Stockholders which is incorporated by reference in the 1994 Form 10-K of First Union Corporation and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in the method of accounting for investments in 1994.


                                            KPMG PEAT MARWICK LLP


Charlotte, North Carolina
December 18, 1995